UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 12, 2013

SFX Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 561-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 13, 2013, SFX Entertainment, Inc., a Delaware corporation (the “Company”), completed its acquisition of Arc90, Inc., a New York corporation (“Arc90”), pursuant to the terms of a merger agreement, dated November 12, 2013, between the Company, Arc90, and the additional signatories thereto (the “Merger Agreement”). Under the terms of the acquisition, the Company paid $4.5 million in cash (net of working capital adjustments) and issued 641,026 shares of common stock of the Company to the ultimate stockholders of Arc90. Arc90 is a designer and builder of mobile and web applications, services and platforms.

The Merger Agreement contains customary representations, warranties, covenants and indemnification provisions and supersedes all prior agreements between the parties thereto.  In the acquisition, the Company also acquired Arc90’s interest in its subsidiary, Readability LLC, which owns a mobile and web application providing for easier online reading, among other things.  Pursuant to the Merger Agreement, the former stockholders of Arc90 are entitled to receive an earnout payment upon a sale, if any, of the Readability business should certain thresholds be met.

The foregoing description of the Merger Agreement (including the description of the consideration payable in connection therewith) does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the period ended September 30, 2013.

Item 3.02                                           Unregistered Sale of Securities

The information regarding the issuance of shares of common stock set forth in Item 1.01 above is incorporated herein by reference.  The shares of common stock issued were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the United States Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of shares of common stock to the ultimate stockholders of Arc90, as a portion of the consideration for the acquisition, is a privately negotiated transaction and did not involve a general solicitation.  The certificates representing the shares of common stock contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration settlement that has become effective under the Securities Act or pursuant to an exemption from such registration.  Following the issuance of such shares, the Company has issued and outstanding 86,837,461 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: November 15, 2013	By:	/s/ Robert F.X. Sillerman
Chief Executive Officer and Director